UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2014

EPL Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam Street, Suite 1600

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 228-0711

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 15, 2014, EPL Oil & Gas, Inc. (“EPL”or the “Company”)  completed the previously announced acquisition (the “Nexen Acquisition”) from Nexen Petroleum Offshore U.S.A., Inc. (“Nexen”) of 100% working interest of certain shallow-water central Gulf of Mexixo (“GOM”) shelf oil and natural gas assets for $70.4 million, subject to customary adjustments to reflect the economic effective date of September 1, 2013.  The acquisition was consummated in accordance with the Purchase and Sale Agreement (the “Purchase Agreement”) dated December 31, 2013, the Amendment to Purchase and Sale Agreement (the “Amendment”) and the Assignment, Conveyance and Bill of Sale (the “Assignment”), both dated as of January 15, 2014, between EPL and Nexen.

The assets acquired by EPL comprise five leases in the Eugene Island 258/259 field—namely 254, 255, 257, 258 and 259—all at 100% working interest (the “EI Assets”).  The EI Assets are currently producing approximately 900 net barrels of oil equivalent (“boe”) per day, about 95% of which is oil.  EPL estimates the proved reserves as of the September 1, 2013 effective date consist of approximately 2.6 million boe of proved developed producing reserves, about 91% of which is oil. (For purposes of calculating boe, six thousand cubic feet of natural gas is equal to one barrel of oil, which is based on the relative energy content of natural gas and oil.)  The estimated asset retirement obligation to be assumed and recorded on EPL’s balance sheet as a result of the Nexen Acquisition is expected to total approximately $27 million. EPL funded the acquisition with borrowings under its senior credit facility.

The foregoing description of the Purchase Agreement, the Amendment and the Assignment is not complete and is qualified in its entirety by reference to the Purchase Agreement, the Amendment and the Assignment, which are included as Exhibit 2.1, Exhibit 2.2 and Exhibit 2.3, respectively, to this report and are incorporated herein by reference.

a
Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The Company will evaluate the significance of the Nexen Acquisition based on its most recent fiscal year ended December 31, 2013.  If the Nexen Acquisition is determined to be significant (within the meaning of the Securities and Exchange Commission’s Regulation S-X), the Company intends to file audited statement(s) of revenue and direct operating expenses of the EI Assets for the period(s) required, no later than April 3, 2014, which is 71 calendar days after the required filing date for this current report on Form 8-K.

(b)	Pro forma financial information.

The Company will evaluate the significance of the Nexen Acquisition based on its most recent fiscal year ended December 31, 2013.  If the Nexen Acquisition is determined to be significant (within the meaning of the Securities and Exchange Commission’s Regulation S-X), the Company intends to file unaudited pro forma financial information reflecting the acquisition of the EI Assets no later than April 3, 2014, which is 71 calendar days after the required filing date for this current report on Form 8-K.  The pro forma financial information would consist of a  pro forma balance sheet as of December 31, 2013 and a pro forma statement of operations for the year ended December 31, 2013.

(d)	Exhibits.

Exhibit No.	Description

2.1

Purchase Agreement dated December 31, 2013 by and between EPL and Nexen Petroleum Offshore U.S.A, Inc (incorporated by reference to Exhibit 2.1 to EPL’s Current Report on Form 8-K dated January 6, 2014) .**

2.2*	Amendment to Purchase and Sale Agreement dated as of January 15, 2014.
2.3*	Assignment and Bill of Sale dated as of January 15, 2014 by and between EPL and Nexen Petroleum Offshore U.S.A., Inc.**

*	Filed herewith
**

The exhibits and schedules to the Purchase Agreement and the Assignment have been omitted pursuant to Item 601(b) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 21, 2014

EPL OIL & GAS, INC.

By:	/s/ David P. Cedro
David P. Cedro
Senior Vice President, Chief Accounting Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1

Purchase Agreement dated December 31, 2013 by and between EPL and Nexen Petroleum Offshore U.S.A, Inc (incorporated by reference to Exhibit 2.1 to EPL’s Current Report on Form 8-K dated January 6, 2014) .**

2.2*	Amendment to Purchase and Sale Agreement dated as of January 15, 2014.
2.3*	Assignment and Bill of Sale dated as of January 15, 2014 by and between EPL and Nexen Petroleum Offshore U.S.A., Inc.**

*	Filed herewith
**

The exhibits and schedules to the Purchase Agreement and the Assignment have been omitted pursuant to Item 601(b) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.